Exhibit 4.2

EXECUTION

SDC FINANCIAL LLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 17, 2018 among SDC Financial LLC, a Tennessee limited liability company (the “Company”), each of the investors listed on the signature pages hereto under the caption “Investors” and each other Person who executes a Joinder as an “Investor” (collectively, the “Investors”), and each other Person who executes a Joinder as an “Other Holder” (collectively, the “Other Holders” and, together with Investors, the “Holders”). Capitalized terms used, but not otherwise defined, in this Agreement are defined in Exhibit A attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1 Demand Registrations.

(a) Requests for Registration. At any time and from time to time beginning six (6) months after the effective date of the Company IPO, Investors holding a majority of the Investor Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration (“Short-Form  Registrations”), if available (any such requested registration, a “Demand Registration”); provided that at any time and from time to time beginning six (6) months after the effective date of the Company IPO, Investors holding a majority of the Investor Registrable Securities may request one (1) Long-Form Registration and no more than four (4) Short-Form Registrations within any consecutive twelve (12) month period; provided, that, within any such twelve (12) month period, no more than two (2) Short Form Registrations shall require the filing of a new registration statement; provided, further, the aggregate anticipated offering price, net of Registration Expenses, of each offering in connection with a Long-Form Registration is at least $75,000,000 and each offering in connection with a Short-Form Registration is at least $25,000,000. The Investors making any request for Demand Registration utilizing a Short-Form Registration may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Within (i) sixty (60) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, the Company shall use its reasonable best efforts to file a registration statement relating to such Demand Registration, and the Company shall use its reasonable best efforts to maintain such registration statement continuously effective under the Securities Act until the earlier of (x) the date that all Registrable Securities have been sold pursuant to the Shelf Registration or another registration statement under the Securities Act (but in no event prior to the applicable period set forth in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), (y) the date that no Holder holds Registrable Securities registered under such shelf registration statement or (z) except in the case of a Shelf Registration Statement, the date that is one hundred eighty (180) days following the effective date of such registration statement. Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holders and (if known) the intended method of distribution.

(b) Notice to Other Holders. Within ten (10) days after receipt of any such request (or, at the Company’s option in the case of a Demand Registration that is not for an Automatic Shelf Registration Statement, within five (5) business days following the non-confidential filing of the registration statement), the Company will give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 1(e), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company’s notice.

(c) Form of Registrations. All Long-Form Registrations will be underwritten registrations unless otherwise approved by the Company and the holders of a majority of Registrable Securities to be included in such registration. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form unless the Company, in its sole discretion, elects not to the use of a Short-Form Registration. Notwithstanding anything to the contrary herein, the Company shall not be obligated to effect, or take any action to effect, any Long-Form Registration during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(d) Shelf Registrations.

(i)                                     For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, the Investors will have the right at any time or from time to time to elect to sell, pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”). An Investor may elect to sell Registrable Securities pursuant to an underwritten offering by delivering to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the holder desires to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than five (5) business days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering. The Company, subject to Section 1(e) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven (7) business days after the receipt of the Shelf Offering Notice. The Company will, as promptly as reasonably practicable (and in any event within thirty (30) days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its reasonable best efforts to facilitate such Shelf Offering. Delivery of a Shelf Offering Notice by an Investor shall count as the request by such Investor of one (1) Demand Registration unless the Shelf Offering Notice is revoked by the Investor prior to completion of the Shelf Offering pursuant to Section 1(i).

(ii)                                  If an Investor wishes to engage in an underwritten block trade or bought deal off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(d)(i), such Investor will notify the Company of the Underwritten Block Trade not less than five (5) business days prior to the day such offering is first anticipated to commence. By the end of the next business day, the Company will notify the other Investors and the Other Holders of such Underwritten Block Trade, and such notified Holders (each, a “Potential Block Participant”) may elect whether or not to participate no later than the next business day (i.e. one (1) business day prior to the day such offering is to commence), and the Company will as promptly as reasonably practicable use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) business days after the date it commences). Any Potential Block Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Block Participant.

(iii)                               All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(d) shall be determined by Holders of a majority of the Registrable Securities to be offered in such Shelf Offering, and the Company shall use its reasonable best efforts to cause any Shelf Offering to occur as promptly as reasonably practicable.

(iv)                              The Company will, at the request of Holders of a majority of the Registrable Securities to be offered in such Shelf Offering, file any prospectus supplement or any post-effective amendments necessary to effect such Shelf Offering.

(e) Priority on Demand Registrations and Shelf Offerings. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities): (i) first, the number of Investor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Investors on the basis of the number of Investor Registrable Securities owned by each such Investor; and (ii) second, the number of Registrable Securities requested to be included by Other Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Other Holders on the basis of the number of Registrable Securities owned by each such Other Holder.

(f) Restrictions on Demand Registration and Shelf Offerings

(i)                                     The Company may postpone, for up to sixty (60) days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the filing, initial effectiveness or continued use of such registration statement and/or prospectus, as applicable, would (i) require the Company to make an Adverse Disclosure, (ii) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company or (iii) render the Company unable to comply with the requirements under the Securities Act or Exchange Act. The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Registration Statement pursuant to this Section 1(f)(i) only twice in any twelve (12)-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 4(a)(vi)).

(ii)                                  In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 1(f)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event.

(g) Selection of Underwriters. The Investors representing a majority of the Investor Registrable Securities to be offered will have the right to select the investment banker(s) and manager(s) (which banker(s) and manager(s) shall, in any underwritten offering other than an Underwritten Block Trade, be reasonably acceptable to the Company) to administer any underwritten offering in connection with a Demand Registration or Shelf Offering.

(h) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities (“New Registration Rights”), without the prior written consent of Investors holding a majority of the Investor Registrable Securities; provided, however, that such consent of the Investors shall not be required if the Company grants New Registration Rights which are (i) granted to such Person(s) in respect of a Senior Security (as defined in the LLC Agreement) issued to or held by such Person(s), (ii) subordinate to the Investors with respect to priority of registration (in the case of a Demand Registration) and (iii)

pari passu to the Investors with respect to priority of registration (in the case of a Piggyback Registration).

(i) Revocation of Demand Notice or Shelf Offering Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the requesting Investor(s) may revoke such notice of a Demand Registration or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering by providing written notice to the Company; provided, that, (i) such revoked Demand Registration shall count as an exercised Demand Registration pursuant to Section 1(a); (ii) no Holder(s) may make a new Demand Registration request for sixty (60) days following the revocation of an earlier Demand Registration request by such Holder and (iii) such Holder(s) shall not be entitled to reimbursement or payment of legal fees for their counsel.

(j) Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).

Section 2   Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than pursuant to an Excluded Registration) (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within five (5) business days after the public filing of the registration statement relating to the Piggyback Registration) to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after delivery of the Company’s notice.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration involving only primary issuance by the Company (in which Registrable Securities are to be included pursuant to Section 2(a)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Investor Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Investors on the basis of the number of Investor Registrable Securities owned by each such Investor, (iii) third, the Registrable Securities requested to be included in such registration by Other Holders which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Other Holders on the basis of the number of Registrable Securities owned by each such Other Holder, and (iv) fourth, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration solely on behalf of holders of the Company’s equity securities other than the Investors (in which Registrable Securities are to be included pursuant to Section 2(a)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder which, in the opinion of the underwriters, can be sold without any such adverse effect, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d) Right to Terminate or Delay Registration. The Company will have the right to terminate, withdraw or delay any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

(e) Selection of Underwriters. The Company will select the investment banker(s) and manager(s) for any Piggyback Registration regardless of whether it is a primary or secondary underwritten offering. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 2, the Company shall not be required to include any of the Holders’ Registrable Securities unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters provided that the terms relating to selling stockholders are customary.

(f) Opt-Out Rights. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding a potential public offering), to elect to not receive any notice with respect to any Piggyback Registration that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any such notices hereunder (an “Opt-Out Request”), in which case and notwithstanding anything to the contrary in this Agreement, the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to such Holder in connection with any Piggyback Registration. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time upon no less than thirty (30) days prior written notice.

Section 3 Stockholder Lock-Up Agreements and Company Holdback Agreement.

(a) Stockholder Lock-up Agreements. In connection with a Company IPO and any other underwritten Public Offering in which a Holder participates, each Holder (in the case of a Company IPO) and each of the participating Holders (in the case of any other underwritten Public Offering) will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case subject to approval by the Company of the form of lock-up, holdback or similar agreement that will be entered into by each such Holder. Without limiting the generality of the foregoing, each Holder hereby agrees that in connection a Company IPO and in connection with any Demand Registration, Shelf Offering or Piggyback Registration that is an underwritten Public Offering in which such Holder participates, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is (x) one hundred eighty (180) days following the date of the final prospectus for such underwritten Public Offering in the case of a Company IPO, or (y) ninety (90) days following the date of the final prospectus in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”), in each case with such modifications and exceptions as may be approved by Investors holding a majority of the Investor Registrable Securities. The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 3(a) until the end of such Holdback Period.

(b) Company Holdback Agreement. In the case of a Demand Registration, the Company agrees, if requested by the holders of a majority of the Registrable Securities to be included in such registration or the managing underwriter or underwriters with respect to such registration, (i) it will not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period and (ii) it will use its reasonable best efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding preferred stock) not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration (if otherwise permitted), unless approved in writing by holders of a majority of Registrable Securities to be included in such registration and the underwriters managing the Public Offering and to enter into any customary lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by holders of a majority of a Registrable Securities to be included in such registration. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or any dividend reinvestment plan or the issuance by the Company of Common Stock and securities convertible or exercisable or exchangeable for Common Stock, in an aggregate amount not to exceed ten percent (10%) of the Company’s outstanding equity securities, determined as of the date of the applicable Business Transaction (as defined below), in connection with one or more acquisitions of a company or the business, securities, property or assets of another person or entity, joint ventures, commercial relationships or strategic alliances (each, a “Business  Transaction”) so long as the securities issued in such Business Transaction are subject to the restrictions in this Section 3(b) for the remainder of the Holdback Period.

Section 4  Registration Procedures.

(a) Company Obligations. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:

(i)                                     prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities to be included in the registration covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

(ii)                                  notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)                               prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)                              furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(v)                                 use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)                              notify in writing each seller of such Registrable Securities (A) promptly as reasonably practicable after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly as reasonably practicable after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(f), at the request of the Holders of a majority of Registrable Securities to be included in such registration, the Company will use its reasonable best efforts to promptly as reasonably practicable prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time any material representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(vii)                           (A) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(viii)                        use best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)                              enter into and perform such customary agreements (including underwriting agreements in customary form) as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to facilitate the disposition of such Registrable Securities;

(x)                                 make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, corporate and business documents and properties of the Company as reasonably requested by such seller or underwriter and as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;

(xi)                              take all reasonable actions to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)                           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)                        permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv)                       use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any share of Common Stock included in such registration statement for sale in any jurisdiction, and, in the event any such order is issued, use reasonable best efforts to promptly obtain the withdrawal of such order;

(xv)                          use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities through the securities exchange on which the Registrable Securities are listed;

(xvi)                       cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(xvii)                    if reasonably requested by any managing underwriter and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xviii)                 take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(xix)                       (A) cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the Common Stock is to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a “qualified independent underwriter” within the meaning of the rules of FINRA reasonably acceptable to the managing underwriter;

(xx)                          make available the executive officers of the Company to participate with the Holders and any underwriters in any “road shows” or conduct other selling efforts, in each case as reasonably requested by Holders of a majority of the Registrable Securities to be offered, in connection with the methods of distribution for the Registrable Securities;

(xxi)                       in the case of any underwritten offering, use its reasonable best efforts to obtain one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(xxii)                    use its best efforts to provide (i) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement, addressed to the Company, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (A) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering and (B) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (ii) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(xxiii)                 in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in the light of the circumstances, be misleading;

(xxiv)                if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxv)                   if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxvi)                if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is available, keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b) Automatic Shelf Registration Statements. If the Company intends to file any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company shall give the Holders at least ten (10) days prior notice of such intended filing. The Company agrees that, if requested by Holders of a majority of Investor Registrable Securities to include their Registrable Securities in such Automatic Registration Statement (such request to be delivered within five (5) days of receipt of notice of the intended filing), then the Company will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Holders of Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company shall, at the request of Holders of a majority of Investor Registrable Securities, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the holders of Registrable Securities may be added to such Shelf Registration Statement.

(c) Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration.

(d) In-Kind Distributions. If an Investor (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups and compliance with applicable securities law requirements, work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.

(e) Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi).

(f) Other. To the extent that any of the Investors is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Section 6 shall be applicable to the benefit of such Investor in their role as an underwriter or deemed underwriter in addition to their capacity as a holder and (2) such Investor shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Investor.

Section 5  Registration Expenses. Except as expressly provided herein, all out-of-pocket expenses incurred by the Company in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Company, including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of a Company IPO), (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel for selling Holders selected by the holders of a majority of Registrable Securities included in such registration, together with any necessary local counsel as may be required as selected by such majority Holders, in an aggregate amount not to exceed $50,000, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers of securities, (x) all reasonable fees and expenses of any special experts or other Persons retained by the Company, in connection with any registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xii) all reasonable expenses of the Company related to the “road show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all capital gains, income and transfer taxes (if any) attributable to the sale of Registrable Securities.

Section 6  Indemnification and Contribution.

(a) By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors employees, agents, fiduciaries, stockholders, partners, members, affiliates, consultants, and representatives, and successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses (i) result from, arise out of, are based upon, or relate to an untrue statement, or omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with copies of the same or (ii) result from, arise out of, are based upon, or relate to an untrue statement, or omission, in a preliminary prospectus relating to Registrable Securities, if a prospectus (as then amended or supplemented) that would have cured the defect was furnished to the Indemnified Party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such prospectus (as amended and supplemented) was not sent or given by or on behalf of such Indemnified Party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.

(b)         By Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement. The Company shall be entitled to receive customary indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration Statement.

(c)          Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment (based on advice of its counsel) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest (based on advice of its counsel) may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by holders of a majority of the Registrable Securities, at the expense of the indemnifying party.

(d)         Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section

6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)          Release. No indemnifying party will, except with the consent of the indemnified party (which shall not be unreasonably withheld or delayed), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)           Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7  Cooperation with Underwritten Offerings. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 8  Corporate Conversion. Following the conversion of the Company to a corporation, or other series of reorganizational transactions resulting in a corporate successor to the Company for purposes of the Company IPO, the IPO Entity will succeed to all of the rights and obligations of, and be deemed for all purposes hereof to be, the Company hereunder.

Section 9  Joinder; Additional Parties; Transfer of Registrable Securities.

(a)         Joinder. The Company may from time to time (with the prior written consent of Investors representing a majority of the Investor Registrable Securities) permit any person who acquires Common Stock or Derivative Securities (or rights to acquire Common Stock or Derivative Securities) to become a party to this Agreement and to entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit B attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, such Person shall be deemed the category of Holder (i.e. Investor or Other Holder), in each case as set forth on the signature page to such Joinder.

(b)         Restrictions on Transfers. Prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder must first cause the prospective transferee to execute and deliver to the Company a Joinder, except as otherwise permitted by the LLC Agreement.

Section 10  General Provisions.

(a) Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act to the extent required to enable Holders to sell Registrable Securities (or securities that would be Registrable Securities but for the final sentence of the definition of Registrable Securities) pursuant to Rule 144.

(b) Business days. If any time period for giving notice or taking action hereunder expires on a day that is not a business day, the time period will automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(c) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(d) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(f) Other General Provisions. Article XIV (Dispute Resolution), Section 15.1 (Notices), Section 15.2 (Section Headings), Section 15.4 (Severability), Section 15.5 (Governing Law), Section 15.7 (Counterpart Execution), Section 15.8 (Parties in Interest), Section 15.9 (Entire Agreement), Section 15.10 (Construction of Agreement), Section 15.11 (Gender), Section 15.14 (Specific Performance) and Section 15.15 (Amendment) of the LLC Agreement are hereby incorporated herein by reference, mutatis mutandis.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SDC FINANCIAL, LLC

By:
Its:

[Signature Page to Registration Rights Agreement]

INVESTORS:

By:
Name:
Its:
Address:

By:
Name:
Its:
Address:

By:
Name:
Its:
Address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth in the LLC Agreement and, to the extent not defined therein, below.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not be misleading; (ii) would not be required to be made at such time but for the filing of such registration statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly and public disclosure of such material non-public information would be materially harmful to the interests of the Company.

“Affiliate” has the meaning set forth in the LLC Agreement; provided that the Company and its Subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities.

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Common Stock” means shares of common stock of the IPO Entity.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Company IPO” means the initial Public Offering by the IPO Entity of its Common Stock.

“Demand Registrations” has the meaning set forth in Section 1(a).

“Derivative Securities” means securities issued by the IPO Entity which are convertible into, are exchangeable or exercisable for, or may be settled in, Common Stock.

“End of Suspension Notice” has the meaning set forth in Section 1(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Excluded Registration” means (a) unless otherwise consented to by the Company, the Company IPO and (b) any registration (i) pursuant to a Demand Registration (which is instead addressed in Section 1(a)), (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms), (iii) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan or arrangement, (iv) pursuant to a registration by which the Company is offering to exchange its own securities for other securities, (v) pursuant to a registration statement relating solely to a dividend reinvestment or similar plan, (vi) pursuant to a registration statement by which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to an applicable exemption from the registration requirements of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted or exchanged or (vii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or that does not permit the registration of Registrable Securities.

“Expiration Date” means the three (3) year anniversary of the closing date of the Company IPO.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Period” has the meaning set forth in Section 3(a).

“Indemnified Parties” has the meaning set forth in Section 6(a).

“Investors” has the meaning set forth in the recitals.

“Investor Registrable Securities” means (i) any Common Stock held (directly or indirectly) by an Investor or any of its Affiliates and any Common Stock issuable upon the exercise or conversion of any Derivative Securities held (directly or indirectly) by any Investor or any of its Affiliates), and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“IPO Entity” means the corporate successor to the Company.

“Joinder” has the meaning set forth in Section 9(a).

“LLC Agreement” means the Amended and Restated Operating Agreement of SDC Financial, LLC, dated as of August 17, 2018, as amended or modified from time to time.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Losses” has the meaning set forth in Section 6(a).

“Other Holders” has the meaning set forth in the recitals.

“Other Registrable Securities” means (i) any Common Stock held (directly or indirectly) by any Other Holder or any of its Affiliates and any Common Stock issuable upon the exercise or conversion of any Derivative Securities held (directly or indirectly) by any Other Holder or any of its Affiliates), and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Piggyback Registrations” has the meaning set forth in Section 2(a). “Preferred Units” means the Series A Preferred Units of the Company.

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” means Investor Registrable Securities and Other Registrable Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 (or any similar or analogous rule promulgated under the Securities Act) under the Securities Act following the consummation of a Company IPO, (c) distributed to the direct or indirect partners or members of an Other Investor, (d) repurchased by the Company or a Subsidiary of the Company, (e) such Registrable Securities shall have been otherwise transferred and such securities may be publicly resold without registration under the Securities Act and (f) on the first date following the Expiration Date where such Registrable Securities could be sold by the applicable Holder under Rule 144(b)(iv) (or any similar or analogous rule promulgated under the Securities Act) without limitation under any of the other requirements of Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder (it being understood that a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement).

“Registration Expenses” has the meaning set forth in Section 5.

“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 3(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 3(a).

“Shelf Offering” has the meaning set forth in Section 1(d)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(d)(i).

“Shelf Registrable Securities” has the meaning set forth in Section 1(d)(i).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registration Statement” has the meaning set forth in Section 1(d).

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“Suspension Event” has the meaning set forth in Section 1(f)(ii).

“Suspension Notice” has the meaning set forth in Section 1(f)(ii).

“Suspension Period” has the meaning set forth in Section 1(f)(i).

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Violation” has the meaning set forth in Section 6(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

EXHIBIT B

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of August 17, 2018 (as amended, modified and waived from time to time, the “Registration Agreement”), among SDC Financial, LLC, a Tennessee limited liability company (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder, an [Investor // Other Holder thereunder] and the undersigned’s            shares of [Common Stock // Derivative Securities] will be deemed for all purposes to be [Investor // Other] Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the     day of                , 20    .

Signature

Print Name

Address:

Agreed and Accepted as of

, 20 :

SDC FINANCIAL, LLC

By:
Its:

B-1